THIRD AMENDMENT
                                     OF
                  ACE LIMITED 1995 OUTSIDE DIRECTORS PLAN
                  ---------------------------------------

         RESOLVED, that, by virtue and in exercise of the amending power reserved to ACE Limited ("ACE") under the ACE Limited 1995 Outside Directors Plan (the "Plan"), the Plan be and is hereby amended in the following particulars, effective as August 6, 1999:

         1. By adding the following new Section 3A to the Plan as a part thereof:

                                "SECTION 3A
                                ------------

                               MEETING AWARDS
                               --------------

                  (a) Each Eligible Director who is otherwise eligible to receive cash compensation for attendance at a meeting of the Board or for attendance at a meeting of any committee of the Board, may in lieu of such cash compensation, elect to receive to such compensation in Stock, and such compensation payable in Stock shall be considered the grant of a 'Meeting Award.' An election to receive a Meeting Award in lieu of cash compensation must be made in accordance with the requirements of paragraph (c) of this Section 3A. A Meeting Award shall be granted as of the first business day coincident with or next following the date of the Board or committee meeting to which it relates, which shall be the 'Award Date' for such award.

                  (b) The amount of the Meeting Award for attendance at a Board meeting shall be the number of shares of Stock having a Fair Market Value (determined as of the Award Date) of $3,000 per meeting. The amount of the Meeting Award for attendance at a committee meeting shall be the number of shares of Stock having a Fair Market Value (determined as of the Award Date) of $1,000 per meeting.

                  (c)      Except as otherwise provided in this paragraph
                           (c), an election to receive a Meeting Award in lieu of cash compensation for attendance at Board and committee meetings shall be filed prior to the first day of the Plan Year in which such meetings occur. An individual who becomes an Eligible Director on a date other than the first day of the Plan Year may elect to receive a Meeting Award in lieu of cash compensation for the remainder of the

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                           year by filing a Meeting Award election prior to
                           the date on which he becomes an Eligible
                           Director. With respect to meetings occurring in the 1999 Plan Year but after August 6, 1999, an Eligible Director may elect to receive a Meeting Award in lieu of cash compensation by filing an election no later than September 6, 1999; provided, however, that such election shall be effective only with respect to compensation for meetings occurring after the date such election is filed. An election to receive a Meeting Award rather than cash compensation shall apply to all Board and committee meetings in the Plan Year for which the election is made.

                  (d)      The shares granted as a Meeting Award under this
                           Section 3A shall be fully vested at the time of award.

                  (e) A Participant may elect to defer receipt of his Meeting Awards in accordance with Supplement A of the Plan.

                  (f)      If a Participant has made no election under this
                           Section 3A with respect to the form of payment of compensation for his attendance at Board or committee meetings, then such compensation shall be paid in cash."

         2. By replacing paragraph (a) of Section 7 with the following new paragraph (a):

                  "Award. The term 'Award' shall mean the Retainer Award, the Committee Chairman Award, and the Meeting Award granted to any person under the Plan."

3. By replacing paragraph (a) of subsection A-1.2 of Supplement A of the Plan with the following new paragraph (a):

                  "(a) An election to defer the receipt of Stock awarded as the Retainer Award for any Plan Year, to defer receipt of Stock awarded as the Meeting Award for any Plan Year, or to defer the receipt of Stock awarded as a Committee Chairman Award for any quarter of a Plan Year, shall be filed prior to the first day of that year."


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4.       By adding the following new paragraph (d) to the end of subsection
         A-1.2 of Supplement A of the Plan as a part thereof:

                  "(d) An individual who becomes an Eligible Director on a date other than the first day of a Plan Year may elect to defer all or a portion of the Meeting Award for the remainder of the year by filing a deferral election prior to the date on which he becomes an Eligible Director."


         FURTHER RESOLVED, that the executive officers of ACE Limited be, and they hereby are, authorized and directed to take all such actions as they deem necessary or desirable to implement the foregoing resolution.

         FURTHER RESOLVED, that whenever it is provided in the foregoing resolutions that an executive officer may take any action as such officer may deem necessary or desirable, the taking of such action by any such executive officer shall be conclusive evidence that such officer deems such action to be necessary or desirable.





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